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As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-5492

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CSR LIMITED	RINKER MATERIALS CORPORATION	CSR FINANCE LIMITED
ACN 000 001 276
(Exact Name of Registrant as Specified in Its Charter)
 None
(I.R.S. Employer Identification No.)
 NEW SOUTH WALES, AUSTRALIA
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant as Specified in Its Charter) 58-1416933 (I.R.S. Employer Identification No.) Georgia, U.S.A. (State or Other Jurisdiction of Incorporation or Organization)	ACN 000 036 868
(Exact Name of Registrant as Specified in Its Charter)
 None
(I.R.S. Employer Identification No.)
 New South Wales, Australia
(State or Other Jurisdiction of Incorporation or Organization)
9 Help Street Level 1 Chatswood 2067, New South Wales Commonwealth of Australia (61-2) 9235-8000	1501 Belvedere Road West Palm Beach, Florida 33406 U.S.A. (561) 833-5555	9 Help Street Level 6 Chatswood 2067, New South Wales Commonwealth of Australia (61-2) 9235-8000

(Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(212) 894-8940
(Name, Address and Telephone Number
of Agent For Service)

Copies to:

Jeffrey F. Browne, Esq. Sullivan & Cromwell 125 Broad Street New York, New York 10004 (212) 558-4000	Richard Drucker, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: N/A.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        CSR Limited, Rinker Materials Corporation (formerly CSR America, Inc.) and CSR Finance Limited are filing this Post-Effective Amendment No. 1 to deregister all of the securities previously registered under the Registration Statement on Form F-3 (as amended, the "Registration Statement"), originally filed August 29, 1996, as amended April 30, 1999, February 17, 2000 and April 27, 2000.

        The Registration Statement contains three forms of prospectuses: one to be used in connection with the offering and sale of Debt Securities of CSR Limited, Rinker Materials Corporation and/or CSR Finance Limited; one to be used in connection with the offering and sale of Preference Shares of CSR Limited and/or CSR Finance Limited and Ordinary Shares of CSR Limited or warrants to purchase such securities; and one to be used in connection with the offering and sale of Debt Securities of CSR Limited and/or CSR Finance Limited that may be convertible into certain other securities registered under the Registration Statement or with debt warrants. Each offering made under the Registration Statement would be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.

        In accordance with an undertaking made by CSR Limited, Rinker Materials Corporation and CSR Finance Limited in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer, CSR Limited, Rinker Materials Corporation and CSR Finance Limited hereby remove from registration US$400,000,000 in aggregate amount of securities, which represents all of the securities previously registered under the Registration Statement.

        None of the securities registered under the Registration Statement were issued by any of CSR Limited, Rinker Materials Corporation, or CSR Finance Limited.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, CSR Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, State of New South Wales, Commonwealth of Australia on August 8, 2003.

CSR LIMITED
By:	/s/ ALEXANDER NORMAN BRENNAN
Name: Title:	Alexander Norman Brennan Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the following capacities on August 8, 2003

Name	Title
/s/ IAN DAVID BLACKBURNE Ian David Blackburne	Chairman
/s/ ALEXANDER NORMAN BRENNAN Alexander Norman Brennan	Executive Officer and Managing Director
/s/ CAROLYN JUDITH HEWSON Carolyn Judith Hewson	Director
/s/ BARRY JAMES JACKSON Barry James Jackson	Director
/s/ JOHN DOUGLAS STORY John Douglas Story	Director
/s/ JOHN MALCOLM RODNEY WYLIE John Malcolm Rodney Wylie	Director
/s/ WARREN ROY SAXELBY Warren Roy Saxelby	Chief Financial and Principal Accounting Officer
Puglisi & Associates	Authorized Representative in the United States
* Name: Donald J. Puglisi Title: Managing Director
*By:	/s/ ALEXANDER NORMAN BRENNAN
Name: Title:	Alexander Norman Brennan Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Rinker Materials Corporation, certifies that it has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, United States of America on August 8, 2003.

RINKER MATERIALS CORPORATION
By:	/s/ DAVID VINCENT CLARKE
Name: Title:	David Vincent Clarke Director and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the following capacities on August 8, 2003.

        Each person whose signature appears below authorizes Thomas Gene Burmeister and Mike F. Egan, and each of them, as attorneys-in-fact, to sign any post-effective amendments to this registration statement or any related registration statements, on his or her behalf, individually and in each capacity stated below, and to file any such amendment or related registration statement. The power of attorney executed on August 12, 1996 appointing Alan Wilson Coates, Geoffrey Victor Kells and Alexander Norman Brennan as attorneys-in-fact with respect to amendments to this registration statement and related registration statements is hereby revoked.

Name	Title
/s/ DAVID VINCENT CLARKE David Vincent Clarke	Director and Chief Executive Officer
/s/ IRA FIALKOW Ira Fialkow	Director
/s/ MIKE F. EGAN Mike F. Egan	Director
/s/ DAVID BERGER David Berger	Director
/s/ THOMAS GENE BURMEISTER Thomas Gene Burmeister	Director, Chief Financial and Principal Accounting Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, CSR Finance Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, State of New South Wales, Australia on August 8, 2003.

CSR FINANCE LIMITED
By:	/s/ ALEXANDER NORMAN BRENNAN
Name: Title:	Alexander Norman Brennan Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the following capacities on August 8, 2003.

Name	Title
/s/ ALEXANDER NORMAN BRENNAN Alexander Norman Brennan	Chief Executive Officer
/s/ WARREN ROY SAXELBY Warren Roy Saxelby	Director, Chief Financial and Principal Accounting Officer
/s/ ANTHONY BRIAN CARLTON Anthony Brian Carlton	Director
/s/ FRANCIS NORMAN GOSLING Francis Norman Gosling	Director
/s/ EDWIN ANTHONY SMITH Edwin Anthony Smith	Director
Puglisi & Associates	Authorized Representative in the United States
* Name: Donald J. Puglisi Title: Managing Director
*By:	/s/ ALEXANDER NORMAN BRENNAN
Name: Title:	Alexander Norman Brennan Attorney-in-Fact

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DEREGISTRATION OF SECURITIES
SIGNATURES
SIGNATURES
SIGNATURES